UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2009

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009 the Compensation Committee of our Board of Directors adopted or approved the following benefits arrangements involving certain of our management employees:

First, the Compensation Committee adopted the ADC Management Incentive Plan for Fiscal Year 2010 (the "2010 MIP"). The 2010 MIP provides a direct financial incentive for eligible ADC employees to make a significant contribution to established financial goals. Participants under the 2010 MIP can receive an award if ADC achieves established minimum levels of proforma operating income in fiscal year 2010. Participants who work directly for one of our business units can also receive an award if their business unit achieves established minimum levels of proforma operating income in fiscal year 2010. Further, if a participant meets individual performance goals he or she can receive an award. Depending upon the geographic region and business in which a participant works, the financial factors used to measure the amount of an award the participant may receive under the 2010 MIP will vary. Factors to measure regional and business unit success include net sales, proforma operating income and operating expense reductions. We intend to include a copy of the 2010 MIP as an exhibit to our report on Form 10-K for the 2009 fiscal year.

In connection with the adoption of the 2010 MIP we also established performance thresholds with respect to our Executive Management Incentive Plan ("EMIP") for fiscal 2010. As in prior years, our Chief Executive Officer, Robert E. Switz, is the only participant in the EMIP. For fiscal 2010 the EMIP will be administered such that any payout amount for Mr. Switz will be the same as it would be under the 2010 MIP based upon performance against the company-wide financial goals established under the 2010 MIP. The EMIP does not provide Mr. Switz with any payments based upon achieving individual performance goals.

Second, our Compensation Committee approved the grant of 209,832 performance-based restricted stock units to Mr. Switz. The vesting of these restricted stock units is subject to the satisfaction of performance criteria related to the Board’s succession planning process for the Chief Executive Officer position. On July 1, 2009 we announced that we entered into an extension of our employment agreement with Mr. Switz. Under that extension, Mr. Switz agreed with our Board to remain with ADC until at least the end of 2011 or, if sooner, until the end of a transition period following the appointment of a successor. The extension of the term of the existing agreement and the grant of these performance-based restricted stock units reflect our Board’s desire to provide stability in the direction and management of our company through a challenging economic environment. It also reflects our Board’s intent to act proactively in the area of succession planning in response to the prospect of the eventual future retirement of Mr. Switz, currently age 62. The form of the performance-based restricted stock unit agreement with respect to this grant to Mr. Switz is filed as Exhibit 99.1 to this Form 8-K, which is incorporated by reference herein.

Third, our Compensation Committee approved the grant of performance-based rights awards as well as time-based restricted stock units under a program we call Superior Performance Long Term Incentive program (the "Superior Performance program"). This program is intended to incent and reward superior business performance and also provide a retention incentive over the next three fiscal years. Under the Superior Performance program, participants have the opportunity to earn restricted stock units (or, at the discretion of the Compensation Committee, restricted cash units) through the achievement of financial performance that is significantly higher than our recent levels of financial performance. The performance criteria for this program will be measured on operating income as a percentage of net sales, adjusted for certain items. Depending on the level of ADC’s adjusted operating income percentage for the fiscal year ending September 30, 2011, participants can earn a grant of restricted stock units (or restricted cash units) with a value at the time of grant ranging from zero to three times a specified targeted award value. The actual number of restricted stock units issued will be calculated based upon the value of our common stock on the date the restricted stock units are issued following the determination of ADC’s actual adjusted operating income percentage for fiscal year 2011. Upon issuance, these restricted stock units (or restricted cash units) would then be further subject to time-based vesting until January 2, 2013.

In addition to the opportunity to earn restricted stock units (or restricted cash units) based upon the company’s financial performance in fiscal 2011, on September 30, 2009 participants in the Superior Performance program received an award of restricted stock units that are subject to time-based vesting requirements tied to continued employment with the company until January 2, 2013. We believe the retention of key executives is particularily important as we move forward through a very challenging environment and with the prospect of the eventual future transition of our Chief Executive Officer.

Fourteen of our executives are participants in the Superior Performance program including all of the executives named in the summary compensation tables of our most recent proxy statement other than Mr. Switz (who is not a participant in the program). Awards under the Superior Performance program are made pursuant to our global stock incentive plan. The form of the superior performance rights agreement utilized under the Superior Performance program is filed as Exhibit 99.2 to this Form 8-K, which is incorporated by reference herein. The form of the restricted stock unit award agreement utilized under the Superior Performance program for the September 30, 2009 grants is filed as Exhibit 99.3 to this Form 8-K, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

October 2, 2009	By:	Steven G. Nemitz

Name: Steven G. Nemitz
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Form of Performance-Based Restricted Stock Unit Agreement dated September 30, 2009 between ADC Telecommunications, Inc. and Robert E. Switz
99.2	Form of Restricted Stock Unit Rights Agreement dated September 30,2009
99.3	Form of 3 year Restricted Stock Unit Agreement dated September 30, 2009